Exhibit 23.1

Consent of Independent Auditor

We consent to the inclusion in the Current Report on Form 8-K/A (No. 001-35272) and consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-211963) and Form S-3 (No. 333-219097) of Midland States Bancorp, Inc. of our report dated February 27, 2018 related to our audits of the consolidated financial statements of Alpine Bancorporation, Inc. and Subsidiaries, as of and for the years ended December 31, 2017 and 2016.

/s/ Wipfli LLP

Wipfli LLP

Madison, Wisconsin

May 15, 2018